Exhibit 99.3

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

STAR GAS PARTNERS, L.P.

This Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of Star Gas Partners, L.P. (the “Partnership”), dated as of July 20, 2006 (this “Amendment”), is entered into among Kestrel Heat, LLC, as the general partner of the Partnership (“Kestrel Heat” or the “General Partner”), and the limited partners of the Partnership. Initially capitalized terms used herein and not otherwise defined herein are used as defined in the Partnership Agreement (as defined below).

WHEREAS, the Partnership has entered into an amended and restated rights agreement, dated as of July 20, 2006 (the “Amended Rights Agreement”), between the Partnership and American Stock Transfer & Trust Company, as rights agent, in order to reflect the change of the Partnership’s general partner to Kestrel Heat, the conversion of the Partnership’s subordinated units into common units and related changes to the Partnership’s capital structure that were effected in connection with the recapitalization of the Partnership that was completed as of April 28, 2006; and

WHEREAS, the Partnership has adopted a management incentive compensation plan (the “Plan”) for certain key employees of the Partnership and its direct and indirect subsidiaries; and

WHEREAS, in order to fund the benefits under the Plan, the General Partner has agreed (i) to forego (the “Distribution Reduction”) receipt of up to 50% of all amounts distributable to the General Partner pursuant to Sections 5.4 (iv) and (v) of the Partnership Agreement with respect to its General Partnership Units and (ii) to make an additional capital contribution to the Partnership of up to 50% of the cash proceeds received by the General Partner from the sale of any General Partner Units, in each case as necessary to pay benefits under the Plan; and

WHEREAS, in order to implement the Distribution Reduction and the Amended Rights Agreement, it is necessary to make certain amendments to the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated April 28, 2006 (the “Partnership Agreement”); and

WHEREAS, pursuant to Section 15.1(d)(i) of the Partnership agreement, and subject to certain exceptions that the General Partner has determined are not applicable in this instance, the General Partner, in its capacity as general partner of the Partnership, is authorized to make amendments to the Partnership Agreement without the approval of any Limited Partner or assignee, so long as the amendments do not adversely affect the Limited Partners in any material respect; and

WHEREAS, THE General Partner has determined that the amendments to the Partnership Agreement set forth below do not adversely affect the Limited Partners in any material respect.

NOW, THEREFORE, it is hereby agreed as follows:

1. Amendments.

A. The following new Section 5.10 is hereby added to the Partnership Agreement:

“Section 5.10. Special Provision Relating to Management Incentive Compensation Plan

Notwithstanding anything to the contrary contained herein, up to 50% of the distributions (the “Incentive Distributions”) otherwise distributable to the holders of General Partner Units pursuant to Sections 5.4 (iv) and (v), shall be utilized to fund the bonus pool for distribution to the participants of the Partnership’s Management Incentive Compensation Plan (the “Plan”) in accordance with the terms of the Plan. The exact percentage of distributions that comprise the Incentive Distributions shall be determined by the General Partner for each Quarter in which distributions are to be paid pursuant to Sections 5.4 (iv) and (v).

B. Article XIX of the Partnership Agreement is hereby amended in its entirety to read as follows:

“ARTICLE XIX

RIGHTS AGREEMENT

All of the terms and provisions of that certain Amended and Restated Rights Agreement, dated as of July 20, 2006, a copy of which is attached hereto as Exhibit B (collectively the “Rights Agreement”), as the same may be amended or supplemented from time to time in the future, are hereby incorporated into this Agreement by this reference.”

C. The text of Exhibit C to the Partnership Agreement is hereby deleted and replaced in its entirety with Schedule 1 attached hereto and Exhibit C is hereby renumbered as Exhibit B.

D. Exhibit D to the Partnership Agreement is hereby deleted.

2. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and all other parties to the Partnership Agreement and their respective successors and assigns.

3. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

5. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

6. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

GENERAL PARTNER:

KESTREL HEAT, LLC

By:
Name:
Title:

LIMITED PARTNERS:

All limited partners of the Partnership, pursuant to the Powers of Attorney granted to the General Partner.

By: KESTREL HEAT, LLC

General Partner, as attorney-in-fact for all Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 1.4 of the Partnership Agreement

By:
Name:
Title: